UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☒             Preliminary Information Statement

☐             Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐             Definitive Information Statement

BUCKEYE OIL & GAS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

 BUCKEYE OIL & GAS, INC.
8275 S. Eastern Avenue, Suite 200
Las Vegas, Nevada 89123

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Buckeye Oil & Gas, Inc., a Florida corporation (the “Company or “Buckeye”), as of the close of business on the record date, February 7, 2012.  The purpose of the Information Statement is to notify our shareholders that on February 7, 2012, the Company received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the holders of an aggregate of 39,000,000 (representing 63.77%) of the issued and outstanding shares of our Common Stock.  The Written Consent adopted a resolution which authorized the Company to remove Manny Dhinsa as a director of the Company.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority shareholders of the Company.  The action will become effective twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

This Information Statement is being mailed on or about February __, 2012 to shareholders of record on February 7, 2012.

Sincerely,

/s/Pol Brisset Pol Brisset President and Chief Executive Officer

BUCKEYE OIL & GAS, INC.
8275 S. Eastern Avenue, Suite 200
Las Vegas, Nevada 89123
_____________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Buckeye Oil & Gas, Inc., a Florida corporation (the “Company” or “Buckeye”), as of the close of business on the record date, February 7, 2012.  The purpose of the Information Statement is to notify our shareholders that on February 7, 2012 the Company received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the holders of an aggregate of 39,000,000 (representing 63.77%) of the issued and outstanding shares of our Common Stock.  The Written Consent adopted a resolution which authorized the Company to remove Manny Dhinsa as a director and officer of the Company.

The actions will become effective twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders.

Because shareholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board of Directors is not soliciting proxies in connection with the adoption of this proposal, and proxies are not requested from shareholders.

In accordance with our bylaws, our Board of Directors has fixed the close of business on February 7, 2012 as the record date for determining the shareholders entitled to notice of the above noted action. This Information Statement is being mailed on or about February __, 2012 to shareholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Pursuant to the bylaws of the Company and the Florida statutes, approval of the removal of a director with or without cause requires the affirmative vote of the holders of a majority of the voting power of the Company.  Because shareholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing action, and have sufficient voting power to approve such action through their ownership of Common Stock, no other shareholder consents will be solicited in connection with the transaction described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of this proposal, and proxies are not requested from shareholders.

Section 607.0808 of the 2012 Florida Statutes provide for the removal of directors by shareholders. Pursuant to such statue and the Company’s bylaws, shareholders may remove one or more directors of the Company, with or without cause, unless the Company’s Articles of Incorporation provide that directors may be removed only for cause. The Company’s Articles of Incorporation do not provide for the removal of directors.

In addition, Section 607.0704 of the 2012 Florida Statutes provide in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock.  There are currently 61,200,000 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of the shareholders holding at least 30,600,001 shares of the Common Stock issued and outstanding is necessary to approve the removal of Manny Dhinsa as a director of the Company.

On February 7, 2012, shareholders holding an aggregate of 39,000,000 (representing 63.77%) of the issued and outstanding shares of Common Stock executed and delivered to the Company the Written Consent.  Accordingly, in compliance with the Florida law, the holders of at least a majority of the outstanding shares approved the removal of Manny Dhinsa as a director of the Company.  As a result, no vote or proxy is required by the shareholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the removal of Manny Dhinsa as a director of the Company may not be effective until twenty (21) calendar days after this Information Statement is first mailed to our shareholders.

REASONS FOR REMOVAL

The shareholders believe that the unavailability of Manny Dhinsa is detrimental to the Company’s ability to consider issues relating to the management and the business of the Company in a timely and efficient manner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 8, 2012, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 61,200,000 issued and outstanding shares of Common Stock.  Unless otherwise indicated, the business address of each such person is c/o Buckeye Oil & Gas, Inc., 8275 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89123.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Ravi Dhaddey	32,900,000	53.8%
Pol Brisset	6,100,000	9.97%
Manny Dhinsa	0	0
Directors and Officers as a Group (2 individuals)	6,100,000	9.97%

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the action described in this Information Statement which is not shared by all other shareholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Buckeye Oil & Gas, Inc.
8275 S. Eastern Avenue, Suite 200
Las Vegas, Nevada 89123.

By Order of the Board of Directors,

/s/ Pol Brisset
Pol Brisset
President and Chief Executive Officer